                                                                    Exhibit 10.1



                                 LEASE AGREEMENT
                                 ---------------

                                   CONCOURSE I
                                   -----------

                                ATLANTA, GEORGIA
                                ----------------






LANDLORD:         CONCOURSE I, LTD.

TENANT:           SIMMONS COMPANY

BUILDING:         CORPORATE CENTER I

SUITES:           800 and 775

SQ. FT.:          43,080 RENTABLE SQUARE FEET
                  39,885 USABLE SQUARE FEET
                  (37,360 R.S.F.on 8th Floor; 5,720 R.S.F. on 7TH Floor)

TERM:             ELEVEN (11) YEARS

                                TABLE OF CONTENTS
                                -----------------

Item                                                                     Page
----                                                                     ----

1.    PREMISES AND TERM......................................................1
2.    RENT...................................................................2
3.    OPERATING COSTS........................................................3
4.    DELIVERY OF THE PREMISES...............................................7
5.    ACCEPTANCE OF THE PREMISES.............................................8
6.    USE AND COMPLIANCE.....................................................8
7.    TENANT'S CARE OF THE PREMISES..........................................8
8.    SERVICES...............................................................9
9.    ELECTRONIC SERVICES...................................................12
10.   DESTRUCTION OR DAMAGE TO PREMISES.....................................14
11.   DEFAULT BY TENANT; LANDLORD'S REMEDIES................................15
12.   ASSIGNMENT AND SUBLETTING.............................................17
13.   CONDEMNATION..........................................................18
14.   INSPECTIONS...........................................................18
15.   SUBORDINATION.........................................................18
16.   INDEMNIFICATION AND HOLD HARMLESS.....................................19
17.   INSURANCE.............................................................19
18.   REMEDIES CUMULATIVE...................................................20
19.   ENTIRE AGREEMENT - NO WAIVER..........................................20
20.   HOLDING OVER..........................................................21
21.   HEADINGS..............................................................21
22.   NOTICES...............................................................21
23.   HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES..............................21
24.   ATTORNEY'S FEES.......................................................21
25.   TIME OF ESSENCE.......................................................22
26.   NO ESTATE IN LAND.....................................................22
27.   SECURITY DEPOSIT......................................................22
28.   COMPLETION OF THE PREMISES............................................22
29.   PARKING ARRANGEMENTS..................................................22
30.   RULES AND REGULATIONS.................................................22
31.   RIGHT TO RELOCATE.....................................................22
32.   LATE PAYMENTS.........................................................23
33.   ESTOPPEL CERTIFICATE..................................................23
34.   SEVERABILITY AND INTERPRETATION.......................................23
35.   MULTIPLE TENANTS......................................................24
36.   FORCE MAJEURE.........................................................24
37.   QUIET ENJOYMENT.......................................................24
38.   BROKERAGE COMMISSION; INDEMNITY.......................................24
39.   EXCULPATION OF LANDLORD...............................................24
40.   ORIGINAL INSTRUMENT...................................................25
41.   GEORGIA LAW...........................................................25
42.   NO RECORDATION OF LEASE...............................................25
43.   HAZARDOUS MATERIALS...................................................25
44.   LEASE BINDING UPON DELIVERY...........................................26
45.   SPECIAL STIPULATIONS..................................................26
46.   LANDLORD'S CONSENT....................................................26

SIGNATURE PAGE............................................................  27

Exhibit "A" - Space Plan of Premises and Location of Premises Within Building Exhibit "B" - Acceptance of Premises Agreement
Exhibit "C" - Work Letter
Exhibit "D" - Description of the Property
Exhibit "E" - Rules and Regulations
Exhibit "F" - Special Stipulations

                                   DEFINITIONS
                                   -----------

Defined Term                                                  Paragraph
------------                                                  ---------




ADA                                                                   8
Additional Electrical Equipment                                      10
Change Order Effective Notice                                         4
Commencement Date                                                     1
Concourse                                                            23
Electronic Service Provider                                          12
Initial Operating Costs                                               3
Landlord                                                              1
Lease                                                                 1
Line Problems                                                        12
Lines                                                                11
Mortgagee                                                            18
Operating Costs                                                       3
Premises                                                              1
Rent                                                                  2
Tenant                                                                1
Tenant Delay                                                          4
Tenant Improvement Construction Costs                                 5
Tenant Improvement Construction Documents                             5

                                 LEASE AGREEMENT
                                    CONCOURSE

      THIS LEASE AGREEMENT (the "Lease"), made this ___ day of April, 2000 by and between CONCOURSE I LTD. ("Landlord"), a Georgia limited partnership which has as its address for all purposes hereunder as follows:

                  Concourse I Ltd.
                  Hines Interests Limited Partnership
                  One Concourse Parkway
                  Suite 180
                  Atlanta, Georgia  30328

and SIMMONS COMPANY ("Tenant"), a corporation of the State of Delaware, which has as its address after the commencement of this Lease:

                  Simmons Company
                  One Concourse Parkway
                  Suite 800
                  Atlanta, Georgia  30328

                                   WITNESSETH:
                                   -----------

      1. PREMISES AND TERM
         -----------------

           (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (collectively, the "Premises"):

                  Floor: Eighth (8th) Floor and Seventh (7th) Floor
                  Suites: 800 and 775
                  Square Feet: 37,360 on 8th Floor; 5,720 on 7th Floor
                  Building: Corporate Center I,  One Concourse Parkway,
                     Fulton County, Georgia
                  Total Building Rentable Area:  288,368

           (b) The Premises are more particularly shown and outlined on the space plans attached hereto as EXHIBIT "A", and made a part hereof, and are located in that portion of the Building shown on EXHIBIT "A", attached hereto and by this reference incorporated herein. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4 herein, on the earlier to occur of (i) the date of Substantial Completion (as defined in EXHIBIT "C") of the Premises or (ii) the date upon which Tenant commences conducting its business from all or any portion of the Premises (the "Commencement Date"), and shall end at midnight eleven (11) Lease Years thereafter (as hereinafter defined), unless sooner terminated as herein provided. This Lease shall be effective and enforceable upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date. Tenant currently occupies the premises located in Suite 600 of the Building pursuant to a Lease Agreement dated February 7, 1992 (the "Original Lease"). Effective as of the Commencement Date, the Original Lease shall terminate and the parties shall be relieved of all liabilities thereunder other than any monetary obligations arising prior to, and outstanding as of, the Commencement Date.

           (c) For purposes of this Lease, the first "Lease Year" shall consist of twelve (12) calendar months following the Commencement Date plus the partial calendar month, if any, following the Commencement Date if the Commencement Date is other than the first day of a calendar month. Subsequent Lease Years shall be each twelve (12) month period thereafter.

           (d) The Building and the land upon which said Building is located (which includes certain parking facilities serving the Building), more particularly described on EXHIBIT "D", attached hereto and by this reference incorporated herein, is herein referred to as the "Property".

           (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect this Lease.

      2. RENT
         ----

           (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place Landlord designates without demand, deduction or setoff, "Monthly Rental" in the amounts set forth below:

                        Monthly Rental
             Lease       Per Rentable
             Year          Sq. Foot          Annual Rental       Monthly Rental
             ----          --------          -------------       --------------
               1            $21.50            $926,220.00           $77,185.00
               2            $22.50             969,300.00            80,775.00
               3            $23.50           1,012,380.00            84,365.00
               4            $24.58           1,058,906.40            88,242.20
               5            $25.71           1,107,586.80            92,298.90
               6            $26.89           1,158,421.20            96,535.10
               7            $28.13           1,211,840.40           100,986.70
               8            $29.42           1,267,413.60           105,617.80
               9            $30.78           1,326,002.40           110,500.20
              10            $32.19           1,386,745.20           115,562.10
              11            $33.67           1,450,503.60           120,875.30

           (b) Tenant shall pay the Monthly Rental to Landlord in advance on the first day of each month of the Term, without offset, counterclaim, or other deduction. Tenant shall pay the Monthly Rental for the first month of the Term upon the execution and delivery of this Lease which amount shall be applied against the first installment of Monthly Rental due hereunder.

           (c) Tenant agrees to pay to Landlord, in equal monthly installments throughout the Term of this Lease, the amortized portion of the Advance required to be repaid by Tenant, if any, pursuant to EXHIBIT C hereto.

           (d) If the Term commences at any time other than the first day of a month or terminates at any time other than the last day of a month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

           (e) The term "Rent", as used herein, shall mean the Monthly Rental, "Tenant's Share" of "Operating Costs" (as those terms are defined herein) and any other amounts due of Tenant hereunder.

           (f) At all times that Landlord shall direct Tenant to pay Rent to a "lockbox" or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease; (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and
(ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

      3. OPERATING COSTS
         ---------------

           (a) Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other amounts specified herein, Tenant's Share of the "Operating Costs," as hereinafter defined, of repairing, maintaining, and operating the Building and Property, in excess of the "Initial Operating Costs" (as that term is herein defined). These payments shall be in addition to and not in lieu of any other payments due from Tenant hereunder. The "Initial Operating Costs" shall be, for the purposes of this Lease, the actual Operating Costs for calendar year 2000, adjusted pursuant to the terms of this Lease.

           (b) The term "Operating Costs" shall mean all operating expenses of the Property and Building, computed on an accrual basis determined in accordance with generally accepted accounting principles consistently applied, and including all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; and/or (ii) become obligated to pay, including, but not limited to, the following:

            (i) Costs, wages and salaries of all persons engaged in the management, operation, repair, security or maintenance of the Property and Building, including, but not limited to, fringe benefits, taxes insurance and other benefits relating thereto; provided, however, that to the extent such persons shall participate in the management, operation, repair, security or maintenance of any properties or buildings other than the Building, such expenses shall be proportionately allocated to the Building based upon the percentage of time devoted by such persons to the Building;

            (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

            (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

            (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

            (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

            (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges, whether federal, state, county, or municipal, and whether imposed by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Property and Building or its operation, but excluding federal and state taxes on income, death taxes, franchise taxes, development or impact taxes which relate solely to the Property, and any taxes imposed or measured on or by the income of Landlord from the operation of the Property or imposed in connection with any change of ownership of the Property (collectively, the "Real Estate Taxes") together with any reasonable attorneys' or consultants' fees incurred with respect to issues or concerns involving the Real Estate Taxes for the Building, the Property, or both; PROVIDED, HOWEVER, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be changed and as a substitute thereof, or in lieu of, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Real Estate Taxes to the extent that such substitute or additional tax would be payable if the Property were the only property of Landlord subject to such tax.

            (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any common areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; and elevators), parking areas, and landscaping;

            (viii) A management fee not to exceed three (3%) of base rent revenues and other expenses incurred for the general operation and management of the Property and Building;

            (ix) Amortization costs due to any capital expenditures incurred
            (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (ii) which may be required by governmental authority (as set forth in item (xii) below) or by Landlord's insurance carrier (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (iii) which improve or enhance the health of persons in the Building or the safety of the Building;

            (x) All costs incurred in connection with, as a part of, or as a result of the testing of indoor air quality in any portion of the Building;

            (xi) All removing of trash, rubbish and other refuse from the Building, as well as removal of snow and ice from the sidewalks, driveways and parking lots;

            (xii) Costs of compliance with applicable laws, rules and regulations, including the ADA (except as otherwise set forth in this Lease), enacted or applicable after the Commencement Date;

            (xiii) All assessments made, charged, levied, assessed or accrued against Landlord by The Concourse Office Park Association, Inc.

            (xiv) Legal and accounting fees and expenses;

            (xv) Anything which would be classified as an Operating Cost under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

            (c) Excluded from "Operating Costs" are:

            (i) Capital expenditures (except those expenditures expressly set forth above);

            (ii) Leasing commissions;

            (iii) Specific costs reimbursable by other tenants or other third parties;

            (iv) Depreciation or amortization (except as expressly set forth above);

            (v) Principal, interest, and other costs directly related to financing the Building; and

            (vi) The cost of any repairs or general maintenance covered by the insurance policies required hereunder to be carried by Landlord on the Property and Building.

            (vii) Interest, fines, penalties or other costs due solely by reason of the late payment by Landlord of expenses or taxes;

            (viii) Rental payments under any ground or underlying lease relating to the Building or the Property;

            (ix) The cost of any alteration, additions, changes or decorations in other tenant's space in the Building which are made in order to prepare such space for occupancy by a tenant or any cash allowance in lieu thereof;

            (x) Expenses in connection with services or benefits of a type which are not made available to Tenant but which are provided to other tenants or occupants;

            (xi) Salaries of all administrative personnel, officers, executives and staff members of Landlord or Landlord's agents above the grade of building manager (except if such persons perform direct management functions with respect to the Building and any accrued and unfunded pension or other benefits of any personnel);

            (xii) Brokerage commissions, legal costs, space planning or architectural or engineering fees, closing costs and similar costs incurred in connection with procuring tenants for the Building or entering into or extending or modifying any lease, including this Lease;

            (xiii) The costs incurred by Landlord in performing any work or furnishing any service to or for a tenant of the Building at such tenant's expenses;

            (xiv) Any amount paid to any affiliate of Landlord to the extent such amount is in excess of the amount which would be paid in the absence of such relationship;

            (xv) Advertising expenditures;

            (xvi) Legal or auditing fees incurred in connection with negotiations or disputes with tenants or other occupants of the Building;

            (xvii) The cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facility, luncheon club, athletic or recreational club;

            (xviii) Costs incurred in the removal, containment, encapsulation or disposal of or repair or cleaning or monitoring of areas affected by asbestos or any Hazardous Materials;

            (xix) Costs incurred to correct any material misrepresentation by Landlord made herein.

            (xx) Costs associated with the operation of the business of the legal entity that constitutes Landlord as the same is separate and apart from the costs of the operation of the Building, including legal entity formation, internal accounting and legal matters;

            (xxi) Unrecovered expenses resulting directly from the negligence of the Landlord, its agents, servants or employees;

            (xxii) Any material increase in insurance premiums to the extent the same is caused by or attributable to the use or occupancy of another tenant in the Building for purposes other than normal office use;

            (xxiii) The costs of any modifications made to the Building that are required by any applicable governmental laws, ordinances, codes, rules and regulations (including without limitation, Title III of the Americans with Disabilities Act of

            1990) as enacted, in effect, interpreted and enforced prior to the Commencement Date of this Lease;

            (xxiv) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or of the terms and conditions of any law, rule, regulation, order or other governmental requirement of any authority having jurisdiction over the Building or Landlord;

            (xxv) Any rent, additional rent or any other charge under any lease or sublease assumed directly or indirectly by Landlord in connection with procuring a new or existing tenant in the Project; and

            (xxvi) The cost of acquisition or leasing of any items of "fine art" (rather than decorative art or seasonal decorations).

           (d) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant's Share is used in this Lease to determine the portion of Operating Costs payable by Tenant, on a per square foot per annum basis. Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year (including calendar year 2000), appropriate adjustments shall be made to determine Operating Costs as though the Building had been fully occupied in such calendar year for the entire calendar year. In no event shall Landlord be entitled to collect from all tenants of the Building more than one hundred percent (100%) of Operating Expenses applicable to the Building.

           (e) On January 15 of each calendar year after the calendar year in which this Lease is executed (or as soon thereafter as practical if for reasons beyond Landlord's reasonable control), Landlord shall provide Tenant with the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay Tenant's Share of projected Operating Costs for operating the Property and Building in excess of the Initial Operating Costs. Such projected Operating Costs in excess of Initial Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such amount during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 15, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the end of each calendar year during the Term provide Tenant an unaudited statement of such year's actual Operating Costs. If actual Operating Costs are greater than projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs, Landlord shall refund to Tenant, within thirty
(30) days of such statement issuance, Tenant's Share of the difference between projected Operating Costs and actual Operating Costs.

           (f) If this Lease commences at any time other than the first day of a calendar year or terminates at any time other than the last day of a calendar year the amount of Operating Costs due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

           (g) Tenant's payments of Operating Costs shall not be deemed payments of base rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

           (h) In the event that within one (1) year after Tenant's receipt of Landlord's Statement for the prior calendar year, Tenant reasonably believes that certain of the Operating Costs charged by Landlord include costs that are not properly included within the term "Operating Costs" or that Landlord has erred in calculating same, Tenant shall have the right to audit Landlord's books and records in accordance with this paragraph. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant's exercise of such audit right within such one (1) year period and a statement enumerating reasonably detailed reasons for Tenant's objections to the statement issued by Landlord (the "Audit Notice"). Upon the receipt by Landlord of the Audit Notice, Landlord shall instruct its property manager at the Building to meet with a designated employee of Tenant (the "Tenant Representative") to discuss the objections set forth in the Audit Notice. Landlord shall provide the Tenant Representative with reasonable access to Landlord's books and records at the Building relating to Operating Costs for the calendar year in question in order to attempt to resolve the issues raised by Tenant in the Audit Notice. If, within thirty (30) days after Landlord's receipt of the Audit Notice, Landlord and Tenant are unable to resolve Tenant's objections, then no later than ten (10) days after the expiration of such 30-day period, Tenant shall notify Landlord if Tenant wishes to employ an independent, reputable certified public accounting firm charging for its services on an hourly rate (and not a contingent fee) basis (unless such firm is one of the "Big 5" or an affiliate thereof or successor thereto and uses generally accepted accounting practices) ("Acceptable Accountants") to inspect and audit Landlord's books and records for the Building to the objections raised in Tenant's statement. Such audit shall be limited to a determination of whether or not Landlord calculated the Operating Costs in accordance with the terms and conditions of this Lease and normal and customary accounting methods used by owners of similar buildings in the area in calculating the increase of Operating Costs. All costs and expenses of any such audit shall be paid by Tenant unless Landlord has overstated Operating Costs by more than five percent (5%), in which case Landlord shall reimburse Tenant for Tenant's reasonable and actual out-of-pocket expenses of such audit (not to exceed the amount of Tenant's Share of such overcharge). Any audit performed pursuant to the terms of this Section shall be conducted only by the Acceptable Accountants at the offices of Landlord's property manager at the Building. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its audit right pursuant to this section only in strict accordance with the foregoing procedures no more often than once per calendar year and each such audit shall relate to the calendar year most recently ended; provided, however, if Tenant discovers overcharges in Landlord's statement, Tenant shall be entitled to audit the prior years' books and records (but in no event beyond the date of Tenant's most recent prior audit) with respect to the item(s) for which such overcharge is discovered. In the event that Tenant fails to notify Landlord within the foregoing one year period that Tenant objects to Landlord's statement, then Tenant's right to audit such year's statement shall be null and void.

       4. DELIVERY OF THE PREMISES
         ------------------------

                  Landlord shall deliver possession of the Premises to Tenant, with the improvements to be constructed pursuant to EXHIBIT "C", attached hereto and by this reference incorporated herein, substantially complete on the Commencement Date. If Landlord for any reason whatsoever cannot deliver possession of the Premises, with the improvements to be constructed pursuant to EXHIBIT "C" substantially complete to Tenant at the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is not due to any of the reasons set forth in Article 3 of EXHIBIT "C", Monthly Rental shall be waived for the period between the Commencement Date and the date which Landlord delivers possession of the Premises to Tenant. If the delay is due to any of said reasons in Article 3 of EXHIBIT "C", Monthly Rental shall commence as of the Commencement Date. Notwithstanding anything to the contrary contained herein, if (a) Landlord is responsible for the build-out of the Premises and Landlord does not achieve Substantial Completion with respect to the Premises on or before September 1, 2001 then Tenant shall have the right to terminate this Lease with notice to Landlord on or before September 11, 2001, or (b) if Tenant is responsible for the build-out of the Premises and Landlord does not deliver the Premises to Tenant on or before January 1, 2001, then Tenant shall have the right to terminate this Lease with notice to Landlord on or before January 10, 2001. Failure by Tenant to provide notice to Landlord on a timely basis shall be deemed a waiver of this right to terminate.

                  In addition to the foregoing, provided Tenant is not in default (after the expiration of any applicable notice and cure period) under its current lease of the 6th floor space in the Building, in the event the Commencement Date does not occur on or before September 1, 2000, except for a delay cause by Force Majeure or Tenant Delay (as that term is defined in EXHIBIT "C"), then Tenant shall (i) be entitled to a rental abatement of one (1) day for each day that elapses between September 1, 2000 and the actual Commencement Date (which rental abatement shall commence upon the actual Commencement Date). In the event that Tenant receives such an abatement of Monthly Rental pursuant to the foregoing terms, the Term of this Lease shall be extended one (1) day for each day of Rent abatement Tenant receives such that Tenant shall (subject to early termination of this Lease in accordance with Special Stipulations Number 6) pay 11 years of all Rent due hereunder.

      5. ACCEPTANCE OF THE PREMISES
         --------------------------

           The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to latent defects disclosed by Tenant during the first Lease Year and "punch-list" items which Landlord agrees to remedy within a reasonable time after Tenant's delivery of notice of the same to Landlord. Tenant shall execute and deliver an "Acceptance of Premises" agreement upon the taking of possession of the Premises, in the form attached as EXHIBIT "B", by this reference incorporated herein.

      6. USE AND COMPLIANCE
         ------------------

           Tenant shall use the Premises only for professional, executive office purposes, generally in accordance with the manner of use by other tenants in the Building. Tenant shall also be entitled to use a portion of the Premises for a computer room and show room for Tenant's products, provided that Tenant shall not conduct any retail sales within the Premises. The occupancy rate of the Premises shall in no event be more than one (1) person per 200 rentable square feet within said Premises. Tenant shall conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in EXHIBIT "E" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building.

      7. TENANT'S CARE OF THE PREMISES
         -----------------------------

           (a) Tenant will maintain the Premises and the fixtures and appurtenances therein in a first-class condition, normal wear and tear and casualty excepted, and will not commit or permit waste therein. Any repair work, maintenance and any alterations permitted by Landlord in the Premises (i) shall be done at Tenant's sole cost and expense; (ii) shall, with respect to material alternations or repairs which affect building systems, be done by Landlord's employees or agents or, with Landlord's consent, by persons requested by Tenant; and (iii) shall first be consented to by Landlord; provided that Landlord shall not unreasonably withhold or delay its consent for interior, non-structural alterations. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's consent, by persons requested by Tenant and consented to by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees (but only to the extent not covered by insurance required to be maintained by Landlord under this Lease).

           (b) Tenant agrees to be wholly responsible at Tenant's sole cost and expense for the compliance of the Premises with the provisions of the Americans With Disabilities Act of 1990, as amended (the "ADA"). If it is determined that the interior, nonstructural portions of the Premises are not in compliance with the ADA to at least the minimum extent required under regulations then in effect, Tenant as its sole obligation, shall cause the interior, nonstructural portions of the Premises to be in compliance. Landlord hereby agrees to be responsible, at its sole cost and expense (subject to reimbursement by tenants of the Building including Tenant to the extent expressly provided elsewhere in this Lease) for the compliance of the Building with all such rules, regulations, laws and ordinances, unless such compliance arises out of Tenant's specific use of the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be wholly responsible at Landlord's sole cost and expense for the compliance of the bathrooms, stairwell and elevator core located within and/or serving the 7th and 8th floors of the Building with all governmental laws, ordinances, regulations, codes and rules enacted and applicable prior to the Commencement Date of this Lease.

           (c) Tenant will not, without Landlord's prior consent, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements but excluding cosmetic alterations such as painting, wall coverings and floor coverings and other improvements which do not affect the Building Systems and do not cost in excess of $25,000.00 and provided Tenant gives Landlord notice of such work at least 10 days prior to installation) in or about the Premises and will not do anything to or on the Premises which will increase the rate of insurance on the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty and condemnation excepted, provided Landlord has notified Tenant at the time Tenant requests the right to make such alteration, addition or improvement that such item must be removed by Tenant at the expiration or early termination of the Term.

           (d) No later than the last day of the Term, Tenant will remove Tenant's personal property and repair injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear, unrepaired casualty and condemnation excepted. All property of Tenant remaining in the Premises after expiration or early termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

           (e) In doing any work on the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers satisfactory to Landlord. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to Tenant's failure to timely remove such claims or liens.

           (f) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, unless caused by the negligence or willful misconduct of Landlord.

      8. SERVICES
         --------

           (a) Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall cause to be furnished the following services during normal business hours unless specifically set forth below (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

            (i) Elevator service for passenger needs (twenty-four hours per day, seven days per week, with card access beyond normal business hours).

            (ii) Elevator service for delivery needs;

            (iii) Heating, ventilation and cooling in season, from 8:00 a.m. to 6:00 p.m., Monday through Friday, 8:00 a.m. to 1:00 p.m. on Saturday, and at additional hours at Tenant's cost per Section 8(c) below, at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations.

            (iv) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue (twenty-four hours per day).

            (v) Either hot and cold or tempered running water for all restrooms and lavatories (twenty-four hours per day).

            (vi) Janitorial service, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

            (vii) The replacement of building standard fluorescent lamps and ballasts as needed.

            (viii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

            (ix) General grounds care.

            (x) General management, including supervision, inspections and management functions.

            (xi) Electricity for the Premises, Building and Property (twenty-four hours per day).

            (b) The services provided in Paragraph 8(a) are predicated on and are in anticipation of the use of the Premises as follows:

            (i) Services shall be provided for the Building during normal business hours (except as otherwise expressly set forth herein) as described in the Rules.

            (ii) HVAC design is based on sustained outside temperatures being no higher than 95 degrees Fahrenheit and no lower than 14 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 150 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed 3.0 watts per square foot.

            (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines, computers and devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by consent of Landlord.

            (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per square foot basis, as reasonably determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements.

            If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

           (c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant reimbursement for the cost of such added services. Current charges for after hours HVAC are $30.00 per hour for the first floor and $10.00 per hour for each subsequent floor. Landlord reserves the right to install separate metering devices to determine such excessive periods and/or amounts, at Tenant's sole cost and expense. If there is disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

           (d) Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of the Landlord; provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord.

           (e) Notwithstanding anything to the contrary contained in Section 8(d) above, if Tenant cannot reasonably use the Premises for Tenant's intended business operations by reasons of any interruption in services to be provided by Landlord (and the Premises is untenantable for Tenant's use, in Tenant's reasonable business judgment) and such interruption is caused by the negligence of Landlord, and such condition exists for three (3) business days, then Tenant's Monthly Rental shall be equitably abated for that portion of the Premises that Tenant is unable to use for Tenant's intended business operations until such service is restored to the Premises. If any interruption in such services is due to the willful misconduct of Landlord or its employees, Tenant's Monthly Rental shall be equitably abated immediately following Tenant's notice to Landlord of such interruption. Tenant shall not, however, be entitled to any abatement of Monthly Rental if the interruption or abatement in service or the failure by Landlord to furnish such service is due to a cause beyond Landlord's control (an "Unavoidable Interruption"), except if and to the extent Landlord's loss of such rents with respect to the Unavoidable Interruption is reimbursed by Landlord's insurance (or would have been reimbursed had Landlord carried rental loss insurance required by this Lease). By way of example only, there shall be no abatement of Monthly Rental if Landlord is unable to furnish water or electricity to the Premises if no water or electricity is then being made available to the Building by the supplying utility company or municipality, unless Landlord's loss of rents with respect to such Unavoidable Interruption is or would have been reimbursed by Landlord's insurance as described in the previous sentence. At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement and Tenant only shall be entitled to abatement of Monthly Rental in proportion to the area rendered unusable. Landlord may prevent or stop an abatement by providing substantially the same service in similar quality and quantity by temporary or alternative means until the service can be restored. Such abatement shall be Tenant's sole remedy for loss of service and Tenant shall have no right to terminate this Lease.

      9. ELECTRONIC SERVICES
         -------------------

           (a) Tenant may, in a matter consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may be conditioned as reasonably required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or may cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void.

           (b) As used herein "Electronic Services Provider" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building. The services of Electronic Services Providers are sometimes referred to herein as "Electronic Services."

           (c) Landlord shall have no obligation (a) to install any Electronic Services equipment or facilities, (b) to make available to Tenant the services of any particular Electronic Services Provider, (c) to allow any particular Electronic Services Provider access to the Building, or (d) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building. Landlord may (but shall not have the obligation to): (x) install new Lines at the property, (y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to the Lines.

           (d) Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Tenant's Premises and the telephone closet(s) on the floor(s) on which Tenant's Premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines, nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, (i) Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively, the "Line Problems"): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant's requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property, and (ii) such Line Problems shall not be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Monthly Rental, or relieve Tenant from performance of Tenant's obligations under this lease. Unless caused by the negligence or willful misconduct of Landlord, Landlord in no event shall be liable for damages by reason of loss or profits, business interruption or other consequential damage arising from any Line Problems.

           (e) Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other tenants in the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant's use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants in the Building.

           (f) Any and all Electronic Services equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, excluding Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Electronic Services, Lines and related infrastructure, or selected components thereof, whether located in the Tenant's Premises or elsewhere in the Building.

           (g) In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (a) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (b) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (c) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article 7 of this Lease; (d) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the Electronic Services Provider's equipment, conduit, Lines and other materials; (e) the Electronic Services Provider agrees to abide by Landlord's requirements, if any, that the Electronic Services Provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (f) Landlord is reasonably compensated for space used in the Building for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of the Electronic Services Provider's access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (g) the Electronic Services Provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the Electronic Services Provider's equipment is complete; and (h) all of the foregoing matters are documented in a written license agreement between Landlord and the Electronic Services Provider, the form and content of which is reasonably satisfactory to Landlord.

           (h) Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted unreasonably, recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may, as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

           (i) Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's Premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

           (j) In the event that Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's Premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.

      10. DESTRUCTION OR DAMAGE TO PREMISES
          ---------------------------------

           (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the reasonable determination of the Architect of the Building) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

            (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving notice to Tenant within sixty (60) days from the date of such damage or destruction; or

            (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of such casualty, and proceed with due diligence to complete said restoration of the Premises. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

If, for any reason other than Tenant Delay (relating to the restoration of the Premises), Landlord fails to substantially complete any restoration following any full or partial casualty within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from either party to the other, given not more than ten (10) business days following the expiration of said one hundred eighty (180) day period. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are substantially completed).

           (b) If the Premises are damaged but not rendered wholly untenantable by any event set forth in Paragraph 9(a) above such that critical functions within the Premises of Tenant are working sufficiently as to allow Tenant to conduct normal business activity in at least a portion of the Premises, Rent shall abate in the proportion the Premises have been made untenantable. Landlord shall restore the Premises expeditiously, and upon the date of restoration, full Rent shall commence. Notwithstanding the foregoing, if Landlord is unable to substantially complete restoration of the Premises within one hundred eighty (180) days following the casualty, this Lease may be terminated by either party upon written notice to the other given no more than five (5) days following the expiration of said one hundred eighty (180) day period.

      11. DEFAULT BY TENANT; LANDLORD'S REMEDIES
          --------------------------------------

           (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Tenant:

            (i) The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) business days following Tenant's receipt of written notice of such nonpayment from Landlord, provided that Landlord shall not be required to provide such notice and opportunity to cure more than (2) times in any calendar year during the Term;

            (ii) The Premises are abandoned or vacated for a period in excess of ninety (90) consecutive days and Tenant shall have failed to pay Rent hereunder and maintain the Premises for such period in accordance with its obligations under this Lease;

            (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for more than 85% of Tenant's assets;

            (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

            (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after thirty (30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than ninety (90) days after such notice).

           (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

            (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, lawfully enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. secs. 44-7-50 ET SEQ. and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

            (ii) With respect only to a monetary default and so long as Simmons Company is the primary obligor under this Lease (and otherwise applicable to any default hereunder), declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraph 2(b) and 3(d) herein), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, less the market value of the Premises for the remainder of the Term, as determined by Landlord (taking into consideration the probable costs of marketing and reletting the Premises, then-current rental rates, probable rental rates for the remainder of the Term, probable concession packages, the probability of reletting the Premises and the probable amount of time which will elapse before the Premises are relet), at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

            (iii) Lawfully enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. secs. 44-7-50 ET SEQ. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, advertising expenses and reasonable professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

            (iv) As agent of Tenant, do whatever Tenant is obligated to do under this Lease, including, but not limited to, lawfully entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant. Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the negligence or willful misconduct of Landlord or otherwise.

           (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

           (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

      12. ASSIGNMENT AND SUBLETTING
          -------------------------

           (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, nor, once any such sublet or assignment is consented to by Landlord, amend or modify the terms of such sublet or assignment, without the prior consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall Tenant be permitted to sublease space or assign its interest in the Lease to any existing occupant of the Building (whether as a tenant under a lease or otherwise), or to any subsidiary or affiliate thereof or related party thereto with rent at below market sublease rates. In any event, no assignee or sublessee other than one permitted under Section 12(c) below (or Tenant, on behalf or for the benefit of an assignee or sublessee) shall have the right to exercise any extension or renewal of Term, or any right to expand or otherwise increase the size of the Premises. Landlord may deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then market rate as offered by Landlord or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If such a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

           (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder assumed by such subtenant or assignee under such sublease or assignment without relieving or in any way modifying Tenant's liability hereunder. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within ten
(10) business days from such notice (a) consent to such proposed subletting;
(b) deny such consent, giving reasons for denying such consent at the time of the denial; and (c) elect to sublease the space, or take the assignment, as applicable, on the same terms and conditions as offered by the third-party. If Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises (net of any reasonable expenses incurred by Tenant in connection with such sublease or assignment, including without limitation legal fees, brokerage commissions, concessions payable to such subtenant or assignee and the cost of any improvements or alterations necessary to effect such sublease or assignment) over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. If a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting in an amount not to exceed $1,000.00 per request.

           (c) Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord's consent (i) to any corporation or other entity that controls, is controlled by or is under common control with Tenant; (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant; (iii) in connection with the sale of all or substantially all of the assets of Tenant, so long as Tenant provides evidence to Landlord in writing that such assignment or sublease complies with the criteria set forth in (i), (ii) or
(iii) above and provided such assignee, subtenant or successor-in-interest expressly assumes Tenants' obligations and liability hereunder and has a net worth equal to or greater than Tenant had on the date of transfer. No such assignment, sublease or transfer, however, shall release Tenant form any covenant, liability or obligation under this Lease.

      13. CONDEMNATION
          ------------

           If the Premises, or a part of such Premises such that the Premises in the reasonable judgment of the Architect for the Building are untenantable or Tenant's ability to carry out its normal business operations in the Premises is materially and adversely impaired, are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken, determined by the Architect for the Building. In either event, Landlord shall be entitled, and Tenant shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building economically unfeasible and Landlord closes or demolishes the Building.

      14. INSPECTIONS
          -----------

           Landlord, its agents or employees may enter the Premises upon prior verbal notice to Tenant (except in the event of an emergency) and at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building but only within the last twelve (12) months of the Term; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises.

      15. SUBORDINATION
          -------------

           (a) This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. This provision shall be self-operative and no further instrument shall be required to effect such subordination of the Lease. Notwithstanding the foregoing, if any Mortgagee shall request confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments, in a reasonable form, as may be desired by the holder of the deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deeds to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds) on the terms and subject to the conditions that such Mortgagee deems appropriate in its discretion. If any such underlying land leases or deeds to secure debt terminate for any reason or any such deeds to secure debt are foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) business days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

           (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

           (c) If such purchaser requests and accepts such attornment, from and after such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid more than one (1) month in advance to the prior Landlord.

           (d) Notwithstanding anything to the contrary, in the event a Mortgagee encumbers the Building or the Premises currently or at any time following the date of this Lease, Landlord shall obtain from such mortgagee a signed subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Tenant.

      16. INDEMNIFICATION AND HOLD HARMLESS
          ---------------------------------

           (a) Tenant hereby indemnifies and holds Landlord harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results either directly or indirectly negligence, willful misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant, and then only to the extent not covered by Landlord's insurance. Tenant further agrees to reimburse Landlord or Landlord's property manager for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

           (b) Tenant shall give prompt notice to Landlord of any materially defective condition in or about the Premises known to Tenant.

      17. INSURANCE.
          ---------

            (a) Tenant shall carry (at its sole expense during the Term):

            (i) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to include business interruption insurance for one hundred percent (100%) of Tenant's gross revenues for a period of twelve (12) months. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

            (ii) worker's compensation insurance as required by applicable law;

            (iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and Five Million and No/100 Dollars ($5,000,000) in excess liability coverage; and

            (iv) primary automobile liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.

      Landlord retains the right, in its reasonable discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord and any mortgagee designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $25,000.00 deductible limit without Landlord's prior written consent. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements customarily required by landlords of tenants similarly situated, in such amounts as Landlord in its reasonable discretion may deem necessary or appropriate. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same as required herein, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand as additional Rent.

            (b) During the term of this Lease, Landlord shall carry comprehensive general liability and casualty insurance with respect to the Building in amounts generally required by institutional lenders providing mortgage financing for similar buildings in the area.

            (c) Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in the policies and insurance covering such property required to be maintained hereunder, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at the time and in any event only with respect to loss or damage incurring during such times as the releasing parties' policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will require its insurance carrier to include in its policies such a clause or endorsement. Failure to obtain such an endorsement shall not release the waiver contained in this Lease.

      18. REMEDIES CUMULATIVE
          -------------------

            The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

      19. ENTIRE AGREEMENT - NO WAIVER
          ----------------------------

            This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

      20. HOLDING OVER
          ------------

            If Tenant remains in possession of the Premises after expiration of the Term, or after any termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be one hundred fifty percent (150%) the amount of the Monthly Rental due in the last month of the Term. There shall be no renewal of this Lease by operation of law. Neither the acceptance of Rent by Landlord nor anything in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of the Lease by Landlord, or as an exclusive remedy in the event of a holdover. With respect to any holdover continuing for more than sixty (60) days following the expiration of the Lease Term, Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination or expiration of this Lease, and (ii) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over.

      21. HEADINGS
          --------

            The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

      22. NOTICES.
          -------

            Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand-delivered, or sent by certified mail or by a recognized national overnight delivery service which has a receipt of notice as a part of its delivery function. Such notices shall be addressed (i) if to Tenant, at the Premises, with a copy to Arthur Jay Schwartz, Esq., Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

      23. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES
          ----------------------------------------

            (a) This Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof) whereby such purchaser or lessee assumes in writing all of Landlord's obligations under this Lease from and after the date of such sale or lease, Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing after such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder following such sale or lease of the Property and Building. If the Property and Building are severed as to ownership by sale and/or lease, the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

            (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

      24. ATTORNEY'S FEES
          ---------------

            If Landlord has to engage or consult with an attorney as a result of or in connection with a failure by Tenant to pay any Rent as and when due under the Lease, then Tenant shall owe to Landlord, in addition to and not in lieu of any other amounts due hereunder, and shall pay within ten (10) days after demand for payment therefor is made, all such reasonable attorneys fees actually incurred by Landlord. Also, if any law suit or court action between Landlord and Tenant arises out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

      25. TIME OF ESSENCE
          ---------------

            TIME IS OF THE ESSENCE OF THIS LEASE.

      26. NO ESTATE IN LAND
          -----------------

            Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

      27. SECURITY DEPOSIT
          ----------------

            [Intentionally Omitted.]

      28. COMPLETION OF THE PREMISES
          --------------------------

            Landlord shall supervise completion of the work described in EXHIBIT "C" subject to payments which may be required of Tenant thereunder. Any work required by Tenant as provided for in said EXHIBIT "C" shall be performed within the provisions and according to all standards of said EXHIBIT "C".

      29. PARKING ARRANGEMENTS
          --------------------

            Landlord shall maintain 3.25 unreserved parking spaces per 1,000 usable square feet of the Premises for use by Tenant and Tenant's invitees and employees, as may be modified from time to time, and Tenant (and Tenant's guests and employees) shall only be entitled to use that amount of parking spaces (determined on a parking space per square foot leased basis). Such parking shall be available subject to the reasonable limitations and conditions from time to time imposed by Landlord; provided, however, that in no event shall Tenant be required to pay any additional charge with respect to such parking, it being hereby acknowledged by Landlord and Tenant that any charges with respect to parking are wholly encompassed by the Monthly Rental payable by Tenant hereunder. In addition, Tenant shall be entitled to one (1) reserved space in the Concourse I parking facilities without additional charge. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property.

      30. RULES AND REGULATIONS
          ---------------------

            The Rules on EXHIBIT "E" are a part of this Lease. Landlord may from time to time amend, modify, delete or add additional Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. If there is a breach of any Rules, Landlord shall have all remedies in this Lease provided for in an Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules.

      31. RIGHT TO RELOCATE
          -----------------

            If at any time during the Lease Term, the Premises contains less than 10,000 rentable square feet or if following any sublease or assignment, Tenant occupies less than 10,000 rentable square feet in the Premises, then, at any time or from time to time during the Lease Term, Landlord shall have the unrestricted and unconditional right to relocate Tenant and/or any sublessee occupying less than 10,000 rentable square feet for the entire remaining term of this Lease in effect as of the date of such sublease or any assignee occupying less than 10,000 rentable square feet from the portion of the Premises so occupied, to any other comparable office space in either the Building or in that certain building adjacent to the Building and known as "Concourse Corporate Center II". Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated. Should Landlord exercise its right to relocate Tenant under this Paragraph 30 then (i) all expenses of said relocation or of any necessary renovation or alteration, necessary to provide Tenant improvements comparable to those that existed in the original space at the time of such relocation shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises as so relocated. If Tenant has not relocated its premises within ninety (90) days after Landlord first notifies Tenant of Landlord's desire to relocate Tenant, then it shall be an event of default on the part of Tenant, and Landlord shall have, as a part of its remedies, the right to terminate this Lease. Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten (10) days after the Termination Notice is given by Landlord to Tenant. In no event shall Tenant incur any costs with respect to the relocation nor following such relocation pay any Rent in excess of the amounts payable under this Lease unless the square footage of the Premises was increased in accordance with Tenant's request. Notwithstanding the foregoing, if the relocation premises has less rentable square footage than the Premises at the time of such relocation, Tenant shall be entitled to a proportionate reduction in Monthly Rental and Tenant's Share, taking into consideration the reduced rentable square footage of the relocation premises. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

      32. LATE PAYMENTS
          -------------

            Any payment due of Tenant hereunder not received by Landlord within five (5) business days following Tenant's receipt of written notice from Landlord of such nonpayment of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due an event of default hereunder.

      33. ESTOPPEL CERTIFICATE
          --------------------

            Tenant shall, within ten (10) business days of the written request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser or transferee of the Property, the Building, or both (as designated by Landlord), an Estoppel Certificate in such reasonable, non-recordable form as Landlord may from time to time require, evidencing to Tenant's actual knowledge whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such known defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other factual information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

      34. SEVERABILITY AND INTERPRETATION
          -------------------------------

            (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            (b) If any provisions of this Lease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Lease.

      35. MULTIPLE TENANTS
          ----------------

            If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

      36. FORCE MAJEURE
          -------------

            Except as otherwise set forth herein, Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond such party's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

      37. QUIET ENJOYMENT
          ---------------

            So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

      38. BROKERAGE COMMISSION; INDEMNITY
          -------------------------------

            HINES PROPERTIES, INC. ("HINES") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND JULIEN J. STUDLEY, INC. ("STUDLEY") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH HINES AND STUDLEY ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building or Property such agent or broker has or might have under Georgia law.

      39. EXCULPATION OF LANDLORD
          -----------------------

            Tenant agrees that Tenant shall look solely to Landlord's interest in the Building, the Property and Landlord's personal property used in connection therewith ("Landlord's Personal Property") for the satisfaction of any claim, judgment or decree against Landlord based upon any default hereunder (a "Tenant Claim"), and no other property or assets of Landlord, its successor or assigns, or any partner, member, shareholder or other beneficial owner of any interest in Landlord, or any partner, member, shareholder or other beneficial owner of any such beneficial owner, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such Tenant Claim. For purposes of this Section, and subject to the exceptions set forth below, "interest in the Building, the Property and Landlord's Personal Property" shall mean, and Tenant may satisfy any Tenant Claim from (i) Landlord's right, title and interest in the Building, the Property and Landlord's Personal Property, including net rental income (after deducting all Operating Costs of the Building including payment of any mortgage) and net proceeds from a sale received by Landlord after the date Landlord has been found liable for such Tenant Claim by a court of competent jurisdiction and the same is not appealable by Landlord ("Claim Date"), (ii) any net insurance or condemnation proceeds received by Landlord because of damage or condemnation to or of the Building, the Property and Landlord's Personal Property after the Claim Date, and (iii) Landlord's right, title and interest in any ground lease, or master lease or other lease of the Building having Landlord as the tenant thereunder. Nothing in this Section shall be interpreted to mean that Tenant cannot be awarded specific performance or injunctive relief. No holder or beneficiary of any mortgage or deed to secure debt on any part of the Property shall have any liability to Tenant hereunder for any default of Landlord unless any written agreement between Tenant and such holder or beneficiary shall provide otherwise. For the purposes of this paragraph, the "net proceeds" from a sale or of insurance or condemnation shall mean the gross proceeds received by Landlord, less in each instance the reasonable costs and expenses (including, without limitation, attorney's fees and expenses) paid or incurred in connection with collection of such proceeds, and less any amount applied to any indebtedness encumbering the Property or Building or (in the case of insurance or condemnation proceeds) the restoration or repair of the Property, Building or Premises. If the Property is sold during the pendency of a Tenant Claim, Tenant shall have the right to look to the new landlord's interest in the Property as it exists at the time of the judgment. Landlord agrees that as a condition precedent to the effectiveness of the release in favor of Landlord set forth above with respect to any Tenant Claim which originates from events or circumstances occurring prior to a sale or transfer of the Property but which has not been reduced to judgment prior to such sale or transfer, Landlord will cause the purchaser or transferee of the Property to assume Landlord's liability with respect to all obligations and liabilities of Landlord accruing under the Lease prior to the date of transfer.

      40. ORIGINAL INSTRUMENT
          -------------------

            Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

      41. GEORGIA LAW
          -----------

            This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

      42. NO RECORDATION OF LEASE
          -----------------------

            Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

      43. HAZARDOUS MATERIALS
          -------------------

            (a) As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and any applicable state or local laws and the regulations adopted under these acts

            (b) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials on or in the Premises, Building or Property. Tenant shall not allow the storage or use of Hazardous Materials on or in the Premises, Building or Property in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, nor allow to be brought into the Building, the Premises or the Property, any such Hazardous Materials except to use in the ordinary course of Tenant's business, and then only in compliance with applicable law. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant's control. The within covenants shall survive the expiration or earlier termination of the Lease Term.

            (c) Landlord shall comply with all laws relating to Hazardous Materials.

      44. LEASE BINDING UPON DELIVERY
          ---------------------------

            This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

      45. SPECIAL STIPULATIONS
          --------------------

            The special stipulations attached hereto as EXHIBIT "F" and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

      46. LANDLORD'S CONSENT
          ------------------

            Unless any consent or approval required of Landlord hereunder is expressly set forth as subject to Landlord's sole or absolute discretion, such consent or approval shall not be unreasonably withheld, conditioned or delayed.











                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                        TENANT:

                                        SIMMONS COMPANY, a Delaware corporation

                                        /s/ Roger W. Franklin            (SEAL)
                                        ---------------------------------
                                        Authorized Signature

                                        Roger W. Franklin
                                        Vice-President-Finance, Treasurer
                                        ---------------------------------
                                        Type Name of Signatory

                                        /s/ William S. Creekmuir         (SEAL)
                                        ---------------------------------
Date executed by                        Authorized Signature
Tenant: 4/17/00
        --------                        William S. Creekmuir
                                        ---------------------------------
                                        Type Name of Signatory

                                                 (CORPORATE SEAL)

*Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

         By the execution and delivery of this Lease Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

Tenant's Federal Tax Identification Number:  06-1007444

                   LANDLORD:

                   CONCOURSE I, LTD., a Georgia limited partnership

                   By: National Office Partners Limited Partnership, a Texas limited partnership, as agent and authorized representative for CALPERS, as the sole general partner of Concourse II, Ltd.

                         By: Hines Fund Management, L.L.C., a Delaware limited liability company, general partner

                                By:    Hines Interest Limited Partnership, a
                                       Delaware limited partnership

                                       By:      Hines Holdings, Inc., a Texas
                                                corporation, its general
                                                partner

                                       By: /s/ Daniel MacEachron
                                           -----------------------------------
                                       Name: Daniel MacEachron
                                             ---------------------------------
                                       Its: Vice President
                                            ----------------------------------

                                  EXHIBIT "A"
                                  -----------

        SPACE PLAN OF PREMISES AND LOCATION OF PREMISES WITHIN BUILDING

                                   EXHIBIT "B"
                                   -----------

             ACCEPTANCE OF PREMISES AND MEMORANDUM CONFIRMING TERM

         THIS MEMORANDUM ("Memorandum") is made as of the ____ day of January, 2000 between CONCOURSE I, LTD. ("Landlord") and SIMMONS COMPANY, a Delaware corporation ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of January, 2000 (the "Lease") for the premises located at One Concourse Parkway, Suite 800, Atlanta, Georgia (the "Premises") and more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

      1.    Landlord and Tenant hereby confirm that:

            (a) The Commencement Date of the Term is __________, 2000;

            (b) The Expiration Date of the Term is __________, 20___; and

            (c) The date rental commences under the Lease is ________, 2000.

            (d) The termination date of the Original Lease is _________, 2000.

      2.    Tenant hereby confirms that:

            (a) All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

            (b) All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

            (c) Tenant has accepted and is in full and complete possession of the Premises.

            (d) Landlord has no outstanding liability or responsibilities under the Original Lease.

      3. This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                TENANT:

CONCOURSE I, LTD.                        SIMMONS COMPANY, a Delaware corporation

By:_________________________             By:_______________________________
   Authorized Representative             Its:______________________________

                                   EXHIBIT "C"
                                   -----------

                               WORK AGREEMENT FOR
                           COMPLETION OF THE PREMISES

Landlord and Tenant executed a Lease for Premises on the seventh (7TH) and eighth (8th) floors of the Building and hereby attach this Work Agreement to said Lease as EXHIBIT "C" thereto. To induce Tenant to enter into the Lease and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

      ADVANCE shall mean up to Five Dollars ($5.00) multiplied by the rentable square feet of the Premises.

      ALLOWANCE shall mean the sum of the Ceiling Allowance and the Tenant Improvement Allowance.

      BASE BUILDING IMPROVEMENTS shall mean Building Standard improvements to be constructed or installed in the Building.

      BOMA shall mean the standards and practices for measurement of office buildings, set forth in the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1 - 1980 [approved July 1, 1980, as modified]).

      BUILDING PLANS AND SPECIFICATIONS shall mean the final drawings and specifications for Base Building Improvements.

      BUILDING STANDARD MATERIALS shall mean such materials described in the Building Plans and Specifications, or materials of comparable quality as may be substituted therefor by Landlord. Except for Building Standard Hardware and items pre-installed by Landlord, Tenant may, but is not obligated to, purchase Building Standard Materials. Tenant shall be obligated to buy Building Standard Hardware and all items pre-installed by Landlord. Tenant may also be obligated to utilize and pay for certain other Building Standard Materials in accordance with Section 3.01(c) herein.

      CEILING ALLOWANCE shall mean up to Two and 50/100 Dollars ($2.50) multiplied by the rentable square feet of the Premises.

      CONTRACTOR shall mean the party selected in accordance with Article 6 herein to do the Tenant Improvements.

      CHANGE ORDER shall mean any alteration, substitution, addition or change to or in the Tenant Space Plans or Tenant Improvement Construction Documents requested by Tenant after the same have been consented to by Landlord.

      COMPLETION DATE shall mean the date of Substantial Completion of Tenant Improvements under the Tenant Improvement Construction Documents (except Punchlist Items).

      CONSTRUCTION CONTRACT shall mean the agreement to be entered between Landlord and Contractor for the construction of the Tenant Improvements.

      LANDLORD'S ARCHITECT shall mean Schneider Wright.

      PUNCHLIST ITEMS shall mean those items not completed in the Premises at the time of the Substantial Completion, as identified in a written list, which do not substantially interfere with Tenant's use or enjoyment of the Premises.

      SUBSTANTIAL COMPLETION or SUBSTANTIALLY COMPLETE shall be as described in
      Section 3.04 hereof.

      TENANT'S ARCHITECT shall mean Facilitec.

      TENANT'S COSTS shall mean the aggregate of all costs and expenses of designing and constructing the Tenant Improvements that are in excess of the Allowance.

      TENANT IMPROVEMENT ALLOWANCE shall mean Twenty-five Dollars ($25.00) multiplied by the rentable square feet in the Premises.

      TENANT IMPROVEMENT COSTS shall mean the aggregate cost for the Tenant Improvements, approved by Tenant in accordance with Section 3.01 hereof, design costs, soft costs, including moving and voice data costs, and the cost of any Change Orders as provided in Section 3.05 hereof.

      TENANT IMPROVEMENT CONSTRUCTION DOCUMENTS shall mean the working drawings, specifications and finish schedules for the Tenant Improvements prepared by Tenant's Architect and consented to by Landlord in accordance herewith.

      TENANT IMPROVEMENTS shall mean all improvements constructed or installed in or on the Premises in accordance with the Tenant Improvement Construction Documents.

      TENANT SPACE PLANS shall mean the schematic presentation of the Premises prepared by Tenant's Architect and consented to by Landlord in accordance herewith.

      TENANT'S WORK shall mean all work in or about the Premises not within the scope of the work necessary to construct the Tenant Improvements, such as (by way of illustration and not limitation) delivering and installing furniture, telephone equipment and wiring and office equipment.

      WORKING DAY shall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Work Letter as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

                                   ARTICLE 2.
                                   ----------
                          TENANT SPACE PLANS AND TENANT
                          -----------------------------
                      IMPROVEMENT PLANS AND SPECIFICATIONS
                      ------------------------------------

Section 2.01  Schedule for Preparation
--------------------------------------

Tenant shall contract with Tenant's Architect for the preparation of the Tenant Space Plans and Tenant Improvement Construction Documents. Tenant Space Plans and Tenant Improvement Construction Documents for the Tenant Improvements shall be prepared by Tenant's Architect and subject to Landlord's reasonable approval as provided hereinbelow.

1. As soon as reasonably possible (but in no event later than then (10) days following full execution of this Lease) Tenant shall provide to Landlord the Tenant Space Plans.

2. By the end of the fifth (5th) full Working Day after receipt of the Tenant Space Plans, Landlord shall review and provide detailed comments to such Tenant Space Plans.

3. By the end of the third (3rd) full Working Day after receipt of Landlord's comments to the Tenant Space Plans, Tenant's Architect shall resubmit to Landlord the Tenant Space Plans with such changes or information as requested by Landlord.

4. This process described in Section 2.01(2), and (3) shall continue until Landlord has satisfied itself that such proposed Tenant Space Plans are acceptable.

5. Within twenty (20) Working Days after final approval of the Tenant Space Plans, Tenant's Architect shall prepare and deliver to Landlord the prepared Tenant Improvement Construction Documents.

6. By the end of the fifth (5th) full Working Day after receipt of the Tenant Improvement Construction Documents, Landlord shall review and resubmit the same to Tenant's Architect, either with Landlord's consent or comments thereto.

7. By the end of the fifth (5th) full Working Day after receipt of Landlord's comments to the Tenant Improvement Construction Documents, Tenant's Architect shall resubmit to Landlord the Tenant Improvement Construction Documents with such changes or information as requested by Landlord.

8 The process described in Section 2.01(5), (6) and (7) shall continue until final approval by Landlord and Tenant and such documents shall constitute the final Tenant Improvement Construction Documents.

9. Any approval or consent by Landlord of any items submitted by Tenant to and/or reviewed by Landlord pursuant to this Work Letter shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design (expressly excluding the engineering drawings), although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.

                 ARTICLE 3. CONSTRUCTION OF TENANT IMPROVEMENTS
                 ----------------------------------------------

Section 3.01  Pricing of Tenant Improvements
--------------------------------------------

(a) Within ten (10) Working Days after final approval of the Tenant Improvement Construction Documents, Landlord or Tenant (the selection of which shall be at Tenant's option) shall obtain a price proposal for the Tenant Improvements from Contractor. Such price proposal shall be subject to Tenant's review and approval, which approval by Tenant shall not be unreasonably withheld or delayed. Should Tenant desire to seek adjustments of such price proposal, Tenant shall work promptly with Tenant's Architect and Contractor to alter the Tenant Improvement Construction Documents to cause the price quotation to be acceptable to Tenant and to establish the Tenant Improvement Costs. Upon determination of the Tenant Improvement Costs and the written approval of the Tenant Improvement Construction Documents by Tenant, Tenant shall have given final approval of the same, and Landlord or Tenant, (the selection of which shall be at Tenant's option) shall be authorized to proceed with contracting with Contractor for the construction and installation of the Tenant Improvements in accordance with the Tenant Improvement Construction Documents.

(b) Included in the pricing for the Tenant Improvements shall be the cost of those Building Standard Materials which Tenant is obligated to purchase under this Work Letter, which shall be purchased by Tenant in appropriate quantities for the Premises. The cost of such Building Standard Materials shall be charged against the Allowance, to the extent available. Landlord shall be entitled to provide Contractor with Building Standard Materials at Tenant's cost (charged against the Allowance, to the extent available).

Section 3.02  Construction of Tenant Improvements.
-------------------------------------------------

         Landlord and Tenant shall mutually agree upon whether Landlord or Tenant shall be responsible for entering into the Construction Contract with Contractor to construct the Tenant Improvements.

Section 3.03  Tenant Delay
--------------------------

As used herein, the term "Tenant Delay" shall mean delays in the completion of construction of the Tenant Improvements or other improvements which are caused by Tenant, its employees, architects, engineers or consultants. The following are examples of Tenant Delay:

                  A. Tenant's failure to furnish any information or documents in accordance with this Work Letter;

                  B. Failure by Tenant or its employees, architects, engineers, space planners or others employed by Tenant to timely comply with the schedule set forth in Article 2 hereof;

                  C. Any Change Order (including, without limitation, any change in the Tenant Improvement Construction Documents made pursuant to Section 3.01 hereof) resulting in an extension of the estimated date of substantial completion of the improvements, and any failure by Tenant to respond to a "Change Order Effect Notice" (as herein defined) within the time period required hereunder;

                  D. If in the performance or prosecution of Tenant's Work, Tenant's employees or agents interfere with or in any manner hinder Contractor from prosecuting to the fullest extent possible the Tenant Improvements work; or

                  E. Tenant requires any "long-lead time" leasehold improvement item (e.g. millwork) which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the Tenant Improvements shown on the Tenant Improvement Construction Documents.

         Landlord shall promptly notify Tenant of the occurrence of any event or circumstance which causes, or in Landlord's reasonable judgment will cause, a Tenant Delay. For each of such day of Tenant Delay, Landlord shall have an additional day to complete the work required hereunder.

Section 3.04  Completion of Premises
------------------------------------

                  A. Substantial Completion of the Premises shall have occurred, as to any floor, upon the following:

                                    (i) the Tenant Improvements shall have been
                           completed as to the floor, in good and workmanlike order and in substantial compliance with the Construction Contract, except for Punch List Items and otherwise sufficient so that Tenant's Architect can execute the most recently published version of AIA form G704, titled "Certificate of Substantial Completion"; and

                                    (ii) Contractor shall have obtained a
                           certificate of occupancy (or evidence reasonably satisfactory to Landlord and Tenant that upon completion of the Tenant's Work, a certificate of occupancy will be issued) for the Premises in question, permitting occupancy and use of the floor of the Premises in question for the purpose permitted in this Lease;

provided however, that, if and to the extent compliance with any of the conditions set forth in clauses (i) and (ii) above would have occurred earlier but for any days of Tenant Delay, then compliance with such condition shall be deemed to have occurred on the date it would have occurred but for the days of Tenant Delay.

Section 3.05  Changes in Plans and Specifications
-------------------------------------------------

                  A. If at any time after the Tenant Improvement Costs are determined, Tenant desires to make Change Orders, Tenant shall submit to Landlord and Contractor for pricing by Contractor working drawings and specifications for any and all such desired Change Order. Contractor shall respond to Tenant, with an estimate of the effect of such desired Change Order on Tenant Improvement Costs and the schedule of anticipated Substantial Completion (the "Change Order Effect Notice"). Tenant shall have three (3) Working Days to respond to such Change Order Effect Notice, with the authorization required hereunder, although Tenant may, within said three (3) Working Day period, request more time to finally respond to the Change Order Effect Notice. A failure by Tenant to respond to any such Change Order Effect Notice shall be denial of consent, and, upon denial of a proposed Change Order, Contractor shall proceed with its work in accordance with the Tenant Improvement Construction Documents. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references in this Work Agreement to the "Tenant Improvement Construction Documents" shall be to the Tenant Improvement Construction Documents, as changed pursuant to this Section 3.05, and all references to "Tenant Improvement Costs" shall include the net aggregate approved cost for the Change Orders determined in this Section 3.05 (after taking into account any savings affected by such Change Order).

                  B. Once the Change Order, the costs therefor and the schedule change associated therewith have been approved and a form evidencing such approval executed by Tenant, satisfactory to Landlord, is delivered to Landlord, if applicable, Tenant shall have given full authorization to Landlord to cause Contractor to proceed with the work of constructing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as so modified; provided that any changes required by Tenant which constitute a material deviation from the previously approved Tenant Improvement Construction Documents shall be effective only after the approval of Landlord, which approval shall not be unreasonably withheld or delayed unless such change would result in a material delay in the completion of the work being done by Contractor.

Section 3.06  General Provisions Applicable to Tenant's Work
------------------------------------------------------------

1. Landlord will require a high grade, first-class operation to be conducted in the Premises. Tenant's Work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith.

2. If Landlord is performing the Tenant Improvements, Landlord shall give notice to Tenant of the projected date by which Landlord shall have completed the Tenant Improvements on any full floor at least fifteen
         (15) business days prior to said date, and shall provide Tenant with access to the Premises for the performance of Tenant's Work and Tenant shall proceed forthwith to commence the performance of such work and shall diligently pursue such work to completion. Tenant's contract parties and subcontractors shall be subject to administrative supervisions by Landlord in their use of the Building and their relationship with Contractor, or contractors of other tenants in the Building. The entry by Tenant and/or its contract parties into the Premises for the performance of Tenant's Work shall be subject to all of the terms and conditions of the Lease except the payment of Rent. If Landlord allows Tenant and/or its contract parties to enter the Premises and to commence the performance of Tenant's Work prior to the Completion Date, such entry by Tenant shall be at Tenant's sole risk.

3. Tenant's Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreasonably with or to delay the completion of any work being per-formed by Contractor or by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other retail or office tenants in the Building. Contractor shall have priority over Tenant's Work.

4. Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal, as needed, from the Premises and the Building of all trash, rubbish, and surplus materials resulting from any of Tenant's Work being performed in the Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such actual cost and expenses promptly upon demand therefor.

                           ARTICLE 4. PAYMENT OF COSTS
                           ---------------------------

Section 4.01  Allowance
-----------------------

1. Landlord shall pay the Tenant Improvement Costs, up to, but not in excess of the Allowance.

2. Landlord shall provide additional funds to be used towards the completion and alteration of the ceiling, up to, but not in excess of the Ceiling Allowance.

3. In the event that the sum of the Tenant Improvement Costs and Tenant's moving expenses exceed the Allowance, Landlord shall provide to Tenant upon Tenant's request all or a portion of the Advance of up to Five Dollars ($5.00) per rentable square foot of the Premises to be used for the excess costs. The Advance shall be disbursed by Landlord to Tenant in the same manner as the Allowance. Tenant shall repay to Landlord the Advance amortized at a rate of eleven percent (11%) over the Term of the Lease on a monthly basis as additional rent under this Lease in accordance with the other terms of this Lease.

4. If following substantial completion and funding of the Tenant Improvements a portion of the Allowance remains available, Tenant shall be entitled to reimbursement from the Allowance of its soft costs, but not to exceed the remaining portion of the Allowance.

Section 4.02  Tenant's Costs
----------------------------

Tenant shall pay Tenant's Costs to Landlord (or to any party with respect to which costs were incurred), including the following:

1. Tenant Improvement Costs (if any) in excess of the Allowance and the Advance; and

2. A construction supervision fee equal to three percent (3%) of the total cost of all work associated with the Tenant Improvements (excluding soft costs such as design costs and moving expenses). Such fee shall be paid to Landlord or Landlord's designated agent, and may be funded out of the Allowance, to the extent available.

Section 4.03 Payment of Tenant's Costs
--------------------------------------

Tenant shall pay Tenant's Costs to Landlord within thirty (30) days of Tenant's receipt from Landlord of an invoice for such costs provided Landlord submits its invoice to Tenant on or before the tenth (10th) day of the month; otherwise, Tenant shall reimburse Landlord no later than fifty (50) calendar days following its receipt of Landlord's invoice.

Section 4.04 Failure to Pay Tenant's Costs
------------------------------------------

Failure by Tenant to pay Tenant's Costs in accordance with this Article 4 will constitute a failure by Tenant to pay Rent when due under the Lease.

                       ARTICLE 5. CONTRACTOR REQUIREMENTS
                       ----------------------------------

Section 5.01
------------

Landlord or Tenant (as mutually determined by the parties prior to the final approval of the Tenant Space Plans), shall prepare a bid package approved by Tenant in its reasonable discretion, solicit bids from a minimum of three (3) qualified general contractors approved by Landlord and Tenant, and be responsible for preparing bid instructions to the three prospective contractors, and shall determine the responsiveness of all bids received.

Section 5.02
------------

All bids from such potential Contractors shall be required to be submitted on or before ten (10) business days after such potential Contractors receipt from Landlord of Tenant Space Plans or Building Plans and Specifications sufficient to generate a bid with a maximum price quoted. From such bids, Tenant shall select the Contractor.

                    ARTICLE 6. DESIGNATION OF REPRESENTATIVES
                    -----------------------------------------

Section 6.01 Tenant's Agent
---------------------------

For purposes of this Work Agreement, Tenant hereby designates Bill Smith to act as its authorized representative on all matters relating to this Work Agreement, and any response from such person as to matters contemplated under this Work Agreement shall be the response of Tenant hereunder.

Section 6.02 Mutual Cooperation
-------------------------------

Landlord and Tenant's Agent shall cooperate with one another in coordinating Substantial Completion of Tenant's Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant's Work.

                                   EXHIBIT "D"
                                   -----------

                     LEGAL DESCRIPTION - CORPORATE CENTER I
                     --------------------------------------

All that tract or parcel of land lying and being in Land Lot 17, 17th District, Fulton County, Georgia (also lying in Parcel I and II on a plat titled "Survey for the Landmarks Group Properties Corporation and Republicbank Dallas, National Association", dated February 13, 1982, last revised June 10, 1983 by H. E. Harper) and being more particularly described as follows:

To reach the TRUE POINT OF BEGINNING commence at the intersection of the former Southern Right-of-Way of Hammond Drive if extended (which Right-of-Way varies, but was 47.9 feet from the centerline) and the former Western Right-of-Way of Peachtree Dunwoody Road if extended (which Right-of-Way varies, but was 41.7 feet from the centerline); thence along the former Western Right-of-Way of Peachtree Dunwoody Road South 02 degrees 14' 39" East a distance of 301.51 feet to a point; thence continuing along said former Right-of-Way South 00 degrees 04' 42" West a distance of 128.30 feet to a point; thence continuing along said former Right-of-Way South 02 degrees 51' 09" West a distance of 257.51 feet to a point; thence leaving said former Western Right-of-Way of Peachtree Dunwoody Road North 77 degrees 53' 10" West a distance of 10.61 feet to a point on the existing Western Right-of-Way of Peachtree Dunwoody Road, which point marks the TRUE POINT OF BEGINNING; thence continuing along said Right-of-Way South 02 degrees 44' 14" West a distance of 151.23 feet to a point; thence continuing along said Right-of-Way South 07 degrees 31' 24" West a distance of 221.06 feet to a point; thence continuing along said Right-of-Way South 04 degrees 28' 01" West a distance of 118.92 feet to a point; thence continuing along said Right-of-Way South 19 degrees 17' 25" West a distance of 285.24 feet to a point at its intersection with the Northwestern Right-of-Way of Interstate Highway 285 (variable Right-of-Way); thence along the Northwestern Right-of-Way of Interstate Highway 285 South 60 degrees 30' 32" West a distance of 147.38 feet to a point; thence leaving said Right-of-Way North 05 degrees 24' 46" West a distance of 376.07 feet to a point; thence North 42 degrees 24' 02" West a distance of 290.00 feet to a point; thence North 87 degrees 17' 14" West a distance of 67.30 feet to a point; thence South 02 degrees 39' 32" West a distance of 76.13 feet to a point; thence South 41 degrees 31' 43" East a distance of 15.32 feet to a point; thence South 02 degrees 41' 25" West a distance of 42.42 feet to a point; thence South 42 degrees 11' 23" East a distance of 15.25 feet to a point; thence South 02 degrees 39' 32" West a distance of 146.02 feet to a point; thence South 47 degrees 35' 58" West a distance of 32.58 feet to a point; thence North 87 degrees 18' 03" West a distance of 157.13 feet to a point; thence South 02 degrees 42' 14" West a distance of 71.88 feet to a point; thence North 42 degrees 17' 47" West a distance of 203.28 feet to a point; thence North 02 degrees 41' 57" East a distance of 372.38 feet to a point; thence South 88 degrees 54' 38" East a distance of 49.13 feet to a point; thence North 02 degrees 33' 01" East a distance of 113.39 feet to a point; thence South 87 degrees 18' 46" East a distance of 0.27 feet to a point; thence North 02 degrees 42' 10" East a distance of 424.58 feet to a point; thence South 87 degrees 56' 37" East a distance of 68.50 feet to a point; thence North 02 degrees 01' 32" East a distance of 256.17 feet to a point on the existing Southern Right-of-Way of Hammond Drive; thence along the Southern Right-of-Way of Hammond Drive South 87 degrees 58' 03" East a distance of 61.05 feet to a point; thence South 02 degrees 06' 51" West a distance of 33.08 feet to a point; thence along a curve to the left an arc distance of 140.82 feet (said curve having a radius of 197.50 feet, a chord distance of 137.85 feet and a chord bearing South 18 degrees 18' 41" East) to a point; thence South 38 degrees 44' 13" East a distance of 11.29 feet to a point; thence along a curve to the right an arc distance of 131.62 feet (said curve having a radius of 182.00 feet, a chord distance of 128.77 feet and a chord bearing South 18 degrees 01' 09" East) to a point; thence South 02 degrees 41' 56" West a distance of 345.47 feet to a point; thence along a curve to the left an arc distance of 78.54 feet (said curve having a radius of 100.00 feet, a chord distance of 76.54 feet and a chord bearing South 19 degrees 48' 05" East) to a point; thence South 42 degrees 18' 06" East a distance of 88.44 feet to a point; thence along a curve to the left an arc distance of 154.72 feet (said curve having a radius of 197.00 feet, a chord distance of 150.77 feet and a chord bearing South 64 degrees 48' 03" East) to a point; thence South 87 degrees 17' 59" East a distance of 13.11 feet to a point; thence along a curve to the right an arc distance of 73.79 feet (said curve having a radius of 201.00 feet, a chord distance of 73.38 feet and a chord bearing South 76 degrees 46' 59" East) to a point; thence North 09 degrees 38' 55" East a distance of 74.44 feet to a point; thence South 87 degrees 17' 14" East a distance of 86.84 feet to a point; thence along a curve to the left an arc distance of 179.36 feet (said curve having a radius of 127.50 feet, a chord distance of 164.93 feet and a chord bearing North 52 degrees 24' 48" East) to a point; thence South 77 degrees 53' 10"

East a distance of 40.66 feet to the TRUE POINT OF BEGINNING, said tract containing 11.898 acres.

The legal description as contained herein is based on the property as shown on that certain survey titled "As-Built Survey of Concourse Corporate Center I for Concourse I, Ltd. and Lawyers Title Insurance and Chicago Title Insurance Company", dated September 21, 1984, last revised September 17, 1986, prepared by Benchmark Engineering Corporation, bearing the certification of Thomas A. Kohn, Georgia Registered Land Surveyor No. 2208.

                                                                      CONCOURSE

                                   EXHIBIT "E"
                                   -----------

                              RULES AND REGULATIONS
                              ---------------------

         The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 29 of the Lease.

         1. OBSTRUCTION. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

         2. ORDINARY BUSINESS HOURS. Whenever used in the Lease or in these rules and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving Day, Christmas Day, and any other holidays observed by owners of comparable buildings.

         3. DELIVERIES. Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

         4. MOVING. Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such reasonable hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

         5. HEAVY ARTICLES. No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Landlord shall have the right to designate the location of such articles in the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord.

         6. NUISANCE. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building.

         7. BUILDING SECURITY. Landlord may restrict access to and from the Premises and the Building outside of the ordinary business hours of the Building. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building.

         8. PASS KEY. The janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of Landlord shall at all reasonable times be allowed admittance to the Premises.

         9. LOCKS AND KEYS FOR PREMISES. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Building, Premises and toilet rooms.

         10. SIGNS. Signs on Tenant's entrance doors will be provided for Tenant by Landlord, the cost of the signs to be charged to and paid for by Tenant. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord.

         11. USE OF WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

         12. NO ANIMALS, EXCESSIVE NOISE. No animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

         13. BICYCLES. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

         14. TRASH. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

         15. WINDOWS AND ENTRANCE DOORS. Window shades, blinds or curtains of a uniform Building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

         16. HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any hazardous business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

         17. HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

         18. NO DEFACING OF PREMISES. Except as permitted by Landlord, Tenant shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents. Any defacement, damage or injury to the Premises or Building caused by Tenant shall be paid for by Tenant. Nothing contained in this Paragraph shall prohibit Tenant from decorating the walls of the Premises with such items as are normally found in first-class, commercial office buildings, so long as such items are no heavier than twenty (20) pounds.

         19. LIMIT ON EQUIPMENT. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install or operate any equipment which will consume in conjunction with Tenant's other equipment throughout the Premises, an amount of electricity which exceeds that provided for under the Lease. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only at Tenant's expense, and no outside wiring persons shall be allowed to do work of this kind unless by the written consent of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

         20. SOLICITATION. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

         21. DOORS. Doors for entrance to and exit from the Premises shall be kept closed at all times, except when in use for entering or exiting the Premises.

         22. CAPTIONS. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

         23. NO SMOKING. Landlord shall prohibit smoking in any area other than certain designated smoking areas in the Building. Landlord shall notify Tenant of such designated areas from time to time.

                                   EXHIBIT "F"
                                   -----------

                              SPECIAL STIPULATIONS
                              --------------------

1.       Right of First Offer.
         --------------------

                  (i) Attached hereto as EXHIBIT F-1 is a list of the current anticipated lease expiration dates and size of the respective premises on the seventh (7th) floor of the Building (each of these premises is referred to, individually and collectively, as the "First Offer Space").

                  (ii) Subject to the rights, as of the date of this Lease, of any other tenants in the Building expressly set forth in their leases, prior to execution of a lease for any of the First Offer Space, on or prior to September 1, 2006, and so long as Tenant is not then in default under this Lease, Landlord will notify Tenant of the terms and conditions upon which it would be willing to lease the First Offer Space to Tenant which terms shall include Rent at the same amount then in effect under the Lease.

                  (iii) If within ten (10) business days after receipt of Landlord's notice, Tenant agrees in writing to lease such First Offer Space for a term not to exceed the remaining initial term of this Lease and upon such terms and conditions set forth in Landlord's notice, Landlord and Tenant will execute an amendment to this Lease adding such First Offer Space to the Premises within thirty (30) days after Landlord's receipt of Tenant's notice of intent to lease upon all the same terms as this Lease except as modified by the terms in Landlord's notice. If Tenant does not deliver its notice of intent to lease such First Offer Space or elects not to lease such First Offer Space within such 10-business day period, then this right of first offer to lease such First Offer Space will lapse and be of no further effect and Landlord will have the right to lease such First Offer Space to any third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant; provided, however that the rental rate offered to any third-party shall be no less than 85% of the rental rate offered to Tenant. In addition, if Landlord does not ultimately enter into a lease for such First Offer Space within one (1) year or such space is leased but then again becomes available (following the expiration of any renewal periods granted therein) during the Term of this Lease, such space shall again be subject to Tenant's Right of First Offer hereunder. Landlord agrees that the remaining First Offer Space listed on EXHIBIT F-1 hereto shall remain subject to the terms of this Special Stipulation No. 1.

                  (iv) The right granted to Tenant under this paragraph is personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant, this right of first offer to lease the First Offer Space shall thenceforth be void and of no further force and effect.

                  (v) In the event Tenant accepts the First Offer Space, Landlord shall provide Tenant with a tenant improvement allowance (the "First Offer Allowance") equal to the original Tenant Improvement Allowance (subject to proration as hereinafter set forth) to be used towards the improvement of the First Offer Space. The amount of the First Offer Allowance shall be prorated for each month of the Term remaining following the commencement of the Lease with respect to the First Offer Space. In other words, the amount of the First Offer Allowance shall be equal to the product of
                  (i) the Tenant Improvement Allowance (expressed on a rentable square foot basis) multiplied by (ii) the rentable square footage in the First Offer Space leased, multiplied by (iii) a fraction, the numerator of which is the number of full months remaining in the initial term of this Lese and the denominator of which is 132.

2. SIGNAGE. Landlord shall provide, at no cost to Tenant, interior building signage in the Building's lobby directory, and building standard signage at the entrance to the Premises. Landlord shall also provide, at Tenant's cost, but subject to reimbursement out of the Allowance to the extent available, a building standard panel on the pylon sign located in front of the Building which is currently utilized exclusively by Xerox. Tenant's right to signage hereunder shall be non-exclusive.

3. RENEWAL OPTION. So long as this Lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have the option (the "Extension Option") to extend the Term for the entire Premises for two
         (2) additional period of five (5) years (the "Extension Periods" and, individually, an "Extension Period") subject to the following terms and conditions:

         a. Tenant shall not have the right to assign the Extension Option to any sublessee or assignee of the Premises other than to a permitted transferee under Section 12(c) of the Lease, nor may such sublessee or assignee exercise or enjoy the benefit of such Extension Option.

         b. Tenant shall have given Landlord written notice of its exercise of the Extension Option on or before twelve (12) months prior to the expiration of the Term.

         c. The Extension Option shall be only applicable to the entire Premises, as it may have expanded or contracted from time to time pursuant to the terms of this Lease.

         d. The terms and conditions of this Lease, as it may have been amended from time to time, shall remain in full force and effect during any Extension Period except that the term "Base Rent" shall be modified to mean the rent charged at the Prevailing Market Rate (as hereinafter defined).

         e. "Prevailing Market Rate" shall mean the then prevailing market rate for rent for leases in similar quality buildings in the market for space comparable to the Premises taking into account such factors offered to third party tenants for comparable space, including, without limitation, as the base services year for pass-through expenses, rent and other concessions, tenant improvement allowances, lease commissions saved or incurred, and moving allowances. If Landlord and Tenant cannot agree in writing on the Prevailing Market Rate within thirty (30) days after Tenant's notice of its election to renew, the Prevailing Market Rate shall be determined by the Three Broker Method set forth below. Tenant shall have no option to renew this Lease beyond the expiration of the second Renewal Term, and the Premises shall be delivered in their existing condition (on an "as is" basis) at the time each Renewal Term commences.

                  The "Three Broker Method" shall operate as follows: The Prevailing Market Rate shall be based upon the current fair market rental rate for comparable space in comparable buildings in the Atlanta, GA "perimeter" area, (taking into account concessions which are being offered in the marketplace) which shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third broker. Each member of the board of brokers shall be licensed in Georgia as a real estate broker, specializing in the field of commercial office leasing in the Atlanta, Georgia area, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments within five (5) days after Landlord and Tenant are unable to agree upon the Prevailing Market Rate. The two (2) brokers selected by Landlord and Tenant shall select the third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is elected, shall submit his or her determination of the Prevailing Market Rate. The Prevailing Market Rate shall be the determination of the broker that is not the highest or the lowest (or, if two brokers reach an identical determination, the determination of such two brokers). Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

         f. Within ten (10) business days following the determination of the "Prevailing Market Rate" pursuant to the "Three Broker Method" described in subsection e above, Tenant shall have the right to revoke its exercise of its renewal option by written notice to Landlord; in which event this Lease shall expire as if such renewal option had never been exercised by Tenant.

         g. Within ten (10) days after the establishment of the Prevailing Market Rate provided Tenant has not revoked its exercise of its renewal option as aforesaid, Landlord and Tenant agree to enter into active and good faith negotiation of an amendment to this Lease to evidence the exercise of the Extension Option.

4. SUBLEASE. Landlord acknowledges that Tenant is currently subleasing Suite 770 from Valinor, Inc. pursuant to a Sublease Agreement dated March 30, 1999 (the "Sublease"). If (a) Tenant occupies Suite 800 pursuant to this Lease prior to the expiration of the term of the Sublease and (b) Tenant no longer occupies Suite 770, Landlord shall, effective on the later to occur of (a) and (b) above, either assume Tenant's obligations under the Sublease or cause Valinor, Inc. to terminate the Sublease so that Tenant shall have no obligations thereunder as of the effective date of such assumption or termination.

5. EXPANSION RIGHT. So long as Tenant is not in default hereunder, Tenant shall have the right (the "Expansion Option") to lease the Expansion Space (as that term is hereinafter defined) at any time or from time to time during the Term of this Lease pursuant to and in accordance with the following terms and conditions:

         a. The Expansion Space shall mean, individually or collectively, Suites 750, 760 and 780 in the Building.

         b. Tenant shall provide Landlord with six (6) months prior notice of its election to exercise the Expansion Option. Should Tenant exercise the Expansion Option, the Expansion Space shall be added to this Lease from and after the date Landlord delivers the Expansion Space to Tenant, or such earlier date to which Landlord and Tenant may mutually agree, through the last day of the Term, as the same may be extended. The Expansion Space shall be subject to all terms and provisions of this Lease, including Base Rent (on a per square foot basis), and Additional Rent then in effect for the Premises.

         c. Landlord shall provide to Tenant a tenant improvement allowance for the Expansion Space in an amount equal to the product of the Tenant Improvement Allowance (on a rentable square foot basis) times the rentable square footage of the Expansion Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term of the Lease and the denominator of which is 132.

         d. If the Expansion Space is currently occupied, Landlord shall relocate the tenant pursuant to the terms of its lease. In the event Landlord must relocate any tenant within the affected Expansion Space, Tenant agrees to pay all reasonable relocation costs incurred by Landlord in relocating such tenant, including restoration or improvements costs for the relocated space of such tenant. Landlord will inform Tenant of Landlord's reasonable estimate of the proposed relocation costs prior to effecting the relocation and Tenant shall have the opportunity to revoke its exercise of the Expansion Option by notice to Landlord within ten (10) days of Tenant's receipt of the aforesaid relocation costs estimate.

         e. Notwithstanding anything to the contrary, Tenant's Expansion Option shall be subject to the rights of any existing tenants in any of the Expansion Space (including any renewal rights thereunder).

         Landlord hereby agrees that it shall include a relocation provision in each new lease entered into for any portion of the Expansion Space.

6. EARLY TERMINATION RIGHT. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease, effective on the last day of the eight (8th) Lease Year, the last day of the ninth (9th) Lease Year, or the last day of the tenth (10th) Lease Year (the "Termination Dates") by providing Landlord with written notice of such Termination Option election (the "Termination Notice"). Such Termination Notice shall be effective only if it is given to Landlord at least twelve (12) months prior to the respective Termination Date (the "Termination Notice Deadline"); accordingly, if Tenant has not given its Termination Notice to Landlord prior to the Termination Notice Deadline with respect to such Termination Date, the Termination Option with respect to said Termination Date shall expire and be of no further force or effect. Tenant shall have no right or option to terminate this Lease pursuant to this paragraph at any time after the Last Termination Notice Deadline. As a condition precedent to any termination of this Lease pursuant to the provisions of this paragraph, Tenant shall pay to Landlord an amount as a termination fee equal to one hundred percent (100%) of the unamortized portion (amortized at eleven percent (11%) per annum) of the tenant improvement allowance which includes twenty five dollars ($25.00) per rentable square plus the cost of repairing the ceiling. The termination fee shall be paid no later than sixty (60) days prior to the end of this Lease. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the damages which would be incurred by Landlord as a result of such early termination of this Lease (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under this Lease to and through the Termination Date including, without limitation, additional rental that accrues pursuant to the terms of this Lease, with all of such obligations surviving the early termination of this Lease. The rights granted to Tenant under this paragraph are personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant, this Termination Option shall thenceforth be void and of no further force or effect.

                                  EXHIBIT F-1